EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
FIRST QUARTER 2003 OPERATING RESULTS

Houston, TEXAS (May 1, 2003) – Camden Property Trust (NYSE: CPT) announced that its funds from operations (“FFO”) for the first quarter of 2003 totaled $0.75 per diluted share or $32.2 million, as compared to $0.90 per diluted share or $40.1 million reported for the same period in 2002. Net income (“EPS”) for the first quarter of 2003 was $0.20 per diluted share compared to $0.32 per diluted share for the same period in 2002. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Physical occupancy levels averaged 91.4% during the first quarter of 2003 as compared to 92.0% in the fourth quarter of 2002 and 91.7% in the first quarter of 2002. For the 42,137 apartment homes included in “same-property” results, first quarter 2003 revenues decreased 3.6% while operating expenses increased 5.7%, producing an 8.8% decline in same-property net operating income (“NOI”) compared to the first quarter of 2002. On a sequential basis, first quarter 2003 same property NOI declined 5.0% compared to fourth quarter 2002, with revenues declining 2.4% and expenses increasing 2.0% compared to the prior quarter. A reconciliation of net income to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Lease-up continued at Camden Ybor City in Tampa, FL and Camden Vineyards in Murrieta, CA during the quarter, with stabilization expected by mid-2003 for both communities. Camden Ybor City is currently 86% leased and 85% occupied, and Camden Vineyards is currently 89% leased and 90% occupied. The Company has four additional communities currently under construction, with lease-ups underway at all four projects. Camden Sierra at Otay Ranch in San Diego, CA is currently 57% leased and 50% occupied; construction should be completed by the end of the second quarter of 2003. Camden Oak Crest in Houston, TX is currently 48% leased and 44% occupied; construction should be completed by the end of the third quarter of 2003. Camden Tuscany in San Diego, CA is currently 26% leased and 16% occupied; construction should be completed by the end of the third quarter of 2003. Camden Harbor View in Long Beach, CA is currently 9% leased and 8% occupied; construction should be completed by the end of the first quarter of 2004.

Management expects EPS for the second quarter of 2003 to be between $0.11 and $0.13 per diluted share, and FFO to be between $0.73 and $0.75 per diluted share. EPS for 2003 is expected to be between $0.63 and $0.73 per diluted share, and FFO is expected to be between $3.10 and $3.20 per diluted share. For 2003, 12 research analysts have contributed FFO estimates on CPT to First Call ranging from $3.06 to $3.21 per diluted share, for a consensus average of $3.12 per diluted share. Camden updates its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to FFO is included in the financial tables accompanying this press release.

The Company will hold a conference call on Friday, May 2, 2003 at 9:00 AM CDT to review its first quarter results and discuss its outlook for future performance. To participate in the call, please dial (888) 689-4517 by 8:50 AM CST, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com.

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Supplemental financial information is available in the Investor Relations section of the Company’s website or by calling Camden’s Investor Relations Department at (800) 922-6336.

Camden considers FFO to be an appropriate measure of performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion at the beginning of the period of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be a useful measure of its operating performance because FFO, together with net income and cash flows, provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unitholders.

Management believes that in order to facilitate a clear understanding of consolidated historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations and data included elsewhere in this report. FFO is not defined by generally accepted accounting principles. FFO should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. Further, FFO as disclosed by other REIT’s may not be comparable to Camden’s calculation.

In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management’s beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities.  Camden owns interests in and operates 143 properties containing 50,790 apartment homes in the Sunbelt and Midwestern markets from Florida to California.  Upon completion of four properties under development, the Company’s portfolio will increase to 52,274 apartment homes in 147 properties.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at http://www.camdenliving.com.

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OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended March 31,

	2003	2002

OPERATING DATA
Revenues
Rental income	$ 90,008	$ 90,087
Other property income	7,410	7,224

Total property income	97,418	97,311

Development and construction fees	1,336	1,072
Management fees	434	464
Other income	1,612	2,850

Total revenues	100,800	101,697

Expenses
Property operating and maintenance	28,082	24,745
Real estate taxes	11,164	10,335
Property management	2,537	2,395
Fee and asset mangement	1,563	702
General and administrative	3,611	3,085
Other expenses	1,077	1,178
Interest	18,356	17,104
Depreciation and amortization	26,555	25,519

Total expenses	92,945	85,063

Income from continuing operations before gain on sale of properties,	7,855	16,634
equity in income of joint ventures and minority interests
Gain on sale of properties	1,423	--
Equity in income of joint ventures	2,643	225
Income allocated to minority interests
Distributions on units convertible into perpetual preferred shares	(3,218)	(3,218)
Income allocated to units convertible into common shares	(369)	(454)

Income from continuing operations	8,334	13,187
Income from discontinued operations	--	795

Net income	$ 8,334	$ 13,982

FUNDS FROM OPERATIONS
Net income	$ 8,334	$ 13,982
Real estate depreciation from continuing operations	25,389	24,601
Real estate depreciation from discontinued operations	--	538
Adjustments for unconsolidated joint ventures	535	564
(Gain) on sale of properties	(1,423)	--
(Gain) on sale of properties held in joint ventures	(985)	(37)
Income allocated to units convertible into common shares	369	454

Funds from operations - diluted	$ 32,219	$ 40,102

PER SHARE DATA
Income from continuing operations - basic	$ 0.21	$ 0.32
Income from continuing operations - diluted	0.20	0.30
Net income - basic	0.21	0.34
Net income - diluted	0.20	0.32
Funds from operations - diluted	0.75	0.90
Cash distributions	0.64	0.64

Weighted average number of common and
common equivalent shares outstanding:
Basic	39,164	40,826
Diluted	42,752	44,648
FFO - diluted	42,752	44,648

PROPERTY DATA
Total operating properties (end of period) *	143	144
Total operating apartment homes in operating properties (end of period) *	50,790	51,045
Total operating apartment homes (weighted average)	45,911	45,872
Total operating apartment homes - excluding discontinued operations (weighted average)	45,911	44,548

*	Includes joint venture investments.

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BALANCE SHEETS
(In thousands)

(Unaudited)	Mar 31,	Dec 31,
	2003	2002

ASSETS
Real estate assets, at cost
Land	$ 392,794	$ 386,246
Buildings and improvements	2,392,936	2,348,702

	2,785,730	2,734,948
Accumulated depreciation	(524,165)	(498,776)

Net operating real estate assets	2,261,565	2,236,172
Properties under development, including land	264,259	285,636
Investment in joint ventures	10,919	15,386

Total real estate assets	2,536,743	2,537,194
Accounts receivable - affiliates	6,444	5,843
Notes receivable
Affiliates	1,800	1,800
Other	18,614	18,614
Other assets, net *	43,143	41,827
Cash and cash equivalents	1,945	405
Restricted cash	4,365	4,216

Total assets	$ 2,613,054	$ 2,609,899

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$ 1,208,513	$ 1,177,347
Secured	248,481	249,669
Accounts payable	36,978	36,189
Accrued real estate taxes	12,782	26,827
Accrued expenses and other liabilities	52,347	49,144
Distributions payable	30,639	30,541

Total liabilities	1,589,740	1,569,717
Commitments and contingencies
Minority interests
Units convertible into perpetual preferred shares	149,815	149,815
Units convertible into common shares	49,621	50,914

Total minority interests	199,436	200,729
Shareholders' equity
Common shares of beneficial interest	479	479
Additional paid-in capital	1,318,649	1,314,592
Distributions in excess of net income	(241,960)	(224,756)
Unearned restricted share awards	(16,282)	(13,714)
Treasury shares, at cost	(237,008)	(237,148)

Total shareholders' equity	823,878	839,453

Total liabilities and shareholders' equity	$ 2,613,054	$ 2,609,899

*	includes net deferred charges of $9,925 and $10,190 at March 31, 2003 and December 31, 2002 respectively.

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COMPONENTS OF PROPERTY NET OPERATING INCOME
(In thousands, except property data amounts)

(Unaudited)

	Apartment	Three Months Ended March 31,
Property Revenues	Homes	2003	2002	Growth

"Same Property" Communities (a)	42,137	$87,183	$90,405	(3.6)
Non-"Same Property" Communities (b)	2,996	7,739	4,605	68.1%
Development and Lease-Up Communities (c)	2,202	2,351	--	--
Dispositions / Other (d)	--	145	2,301	(93.7%)

Total Property Revenues	47,335	$97,418	$97,311	0.1%

Property Expenses
"Same Property" Communities (a)	42,137	$34,396	$32,548	5.7%
Non-"Same Property" Communities (b)	2,996	3,482	1,879	85.3%
Development and Lease-Up Communities (c)	2,202	1,366	--	--
Dispositions / Other (d)	--	2	653	(99.7%)

Total Property Expenses	47,335	$39,246	$35,080	11.9%

Property Net Operating Income
"Same Property" Communities (a)	42,137	$52,787	$57,857	(8.8%)
Non-"Same Property" Communities (b)	2,996	4,257	2,726	56.2%
Development and Lease-Up Communities (c)	2,202	985	--	--
Dispositions / Other (d)	--	143	1,648	(91.3%)

Total Property Net Operating Income	47,335	$58,172	$62,231	(6.5%)

	Three Months Ended March 31,
Reconciliation of Property Net Operating Income to Net Income	2003	2002

Net Income (GAAP)	$ 8,334	$ 13,982
Development and construction fees	(1,336)	(1,072)
Management fees	(434)	(464)
Other income	(1,612)	(2,850)
Property management expense	2,537	2,395
Fee and asset management expense	1,563	702
General and administrative expense	3,611	3,085
Other expenses	1,077	1,178
Interest expense	18,356	17,104
Depreciation and amortization	26,555	25,519
Gain on Sale of Properties	(1,423)	--
Equity in income of joint ventures	(2,643)	(225)
Distributions on units convertible into perpetual preferred shares	3,218	3,218
Income allocated to units convertible into common shares	369	454
Income from discontinued operations	--	(795)

Property Net Operating Income	$ 58,172	$ 62,231

Income from Discontinued Operations (e)	Three Months Ended March 31,
	2003	2002

Property Revenues	$--	$2,306
Property Expenses	--	973

Property Net Operating Income	--	1,333
Depreciation	--	538

Income from Discontinued Operations	$--	$ 795

Notes:
(a)	"Same Property" Communities are stabilized communities owned by the Company as of January 1, 2002.
(b)	Non-"Same Property" Communities are stabilized communities acquired or developed by the Company after January 1, 2002.
(c)	Development and Lease-Up Communities are non-stabilized communities developed or acquired by the Company after January 1, 2002.
(d)	Disposition Communities include those communities disposed of by the Company since January 1, 2002, that the Company continues to manage and therefore are not classified as "Discontinued Operations"
(e)	Represents operating results for the following communities disposed of in 4Q02: Camden Wallingford, Camden Waterford and Camden Chasewood.

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EARNINGS OUTLOOK

(Unaudited)

	2Q03	2Q03
2Q03 Earnings Outlook	Low Range	High Range

Projected Earnings Per Share (diluted)	$0.11	$0.13
Projected real estate depreciation	0.60	0.60
Projected adjustments for unconsolidated joint ventures	0.01	0.01
Projected income allocated to units convertible into common shares	0.01	0.01
Projected gain on sale of properties	0.00	0.00

Projected Funds from Operations (FFO) Per Share (diluted)	$0.73	$0.75

	2003	2003
2003 Full Year Earnings Outlook	Low Range	High Range

Projected Earnings Per Share (diluted)	$0.63	$0.73
Projected real estate depreciation	2.44	2.44
Projected adjustments for unconsolidated joint ventures	0.03	0.03
Projected income allocated to units convertible into common shares	0.03	0.03
Projected gain on sale of properties	(0.03)	(0.03)

Projected Funds from Operations (FFO) Per Share (diluted)	$3.10	$3.20

In addition to historical information, this document contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management’s beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

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